UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2011
BioMed Realty Trust, Inc.
BioMed Realty, L.P.
(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.)	20-1142292 (BioMed Realty
	000-54089 (BioMed Realty, L.P.)	Trust, Inc.)
20-1320636 (BioMed Realty,
L.P.)

(State or Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 23, 2011, BioMed Realty Trust, Inc. (the “Company”) and BioMed Realty, L.P. (the “Operating Partnership”) entered into an underwriting agreement with Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Operating Partnership agreed to issue and sell $400,000,000 aggregate principal amount of its 3.85% Senior Notes due 2016 (the “Notes”). The Notes will be fully and unconditionally guaranteed by the Company.
     The Operating Partnership intends to use the net proceeds of the Notes offering to repay a portion of the outstanding indebtedness under its $720.0 million unsecured line of credit and for other general corporate and working capital purposes.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibit is filed herewith:

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement, dated as of March 23, 2011, among the Company, the Operating Partnership and Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 29, 2011	BIOMED REALTY TRUST, INC.
	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

BIOMED REALTY, L.P. By: BioMed Realty Trust, Inc. its General Partner
	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer